UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 3, 2009

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10909 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York  10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

     This Current Report on Form 8-K/A is being filed by NeoStem, Inc., a Delaware corporation (“NeoStem” or the “Company”), to amend and restate in its entirety, as set forth below, Item 1.01 of the Company’s Current Report on Form 8-K (the “Original Form 8-K”), dated September 3, 2009 and filed with the Securities and Exchange Commission on September 9, 2009.   All of the other Items and disclosure in the Original Form 8-K are unchanged by this amendment.

Item 1.01.	Entry into a Material Definitive Agreement.

NeoStem has entered into an agreement for the lease of space from Rivertech Associates II, LLC, c/o The Abbey Group (the “Landlord”) at 840 Memorial Drive, Cambridge, Massachusetts with a lease term effective September 1, 2009 through August 31, 2012 (the “Lease”).  The space will be used for general office, research and development, and laboratory space (inclusive of an adult stem cell collection center).  The base rent under the Lease is $283,850 for the first year, $356,840 for the second year and $369,005 for the third year.  In addition, the Company will be responsible for certain costs and charges specified in the Lease, including utilities, operating expenses and real estate taxes.  The security deposit is $84,141, which may be reduced to $56,094 if Company has not defaulted in the performance of its obligations under the lease prior to the second lease year.  To help defray the cost of the Lease, Company will share with Alnara Pharmaceutical Inc. (“AP”) certain of the leased premises and AP will pay the Company $5,000 a month.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, NeoStem has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
	Name:	Catherine M. Vaczy
	Title:	Vice President and General Counsel

Date:  September 9, 2009